Exhibit 99.1

Contact:	Michael Bauer	Devika Goel
	Senior Director, Investor Relations	Senior Manager, Public Relations
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-7538	678-597-6754
	mbauer@manh.com	dgoel@manh.com

Manhattan Associates Reports Record Fourth Quarter and Full Year Results

RPO Bookings Increase 25% over Prior Year on Strong Demand

ATLANTA – January 28, 2025 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $255.8 million for the fourth quarter ended December 31, 2024. GAAP diluted earnings per share for Q4 2024 was $0.77 compared to $0.78 in Q4 2023. Non-GAAP adjusted diluted earnings per share for Q4 2024 was $1.17 compared to $1.03 in Q4 2023.

“Manhattan ended the year strong, posting record bookings that exceeded our expectations,” said Manhattan Associates president and CEO Eddie Capel. “In 2024, we surpassed the one billion in total revenue milestone and extended our position as the leading innovator in supply chain and omnichannel retail end-markets.

We enter 2025 excited about our growing market opportunity and are executing well on our business strategy. While we remain appropriately cautious on the turbulent macro environment, our business momentum is solid, and our team is devoted to our customers’ success,” Mr. Capel concluded.

FOURTH QUARTER 2024 FINANCIAL SUMMARY:

•
Consolidated total revenue was $255.8 million for Q4 2024, compared to $238.3 million for Q4 2023.
o
Cloud subscription revenue was $90.3 million for Q4 2024, compared to $71.4 million for Q4 2023.
o
License revenue was $5.5 million for Q4 2024, compared to $5.2 million for Q4 2023.

o
Services revenue was $119.5 million for Q4 2024, compared to $119.1 million for Q4 2023.
•
GAAP diluted earnings per share was $0.77 for Q4 2024, compared to $0.78 for Q4 2023.

• Adjusted diluted earnings per share, a non-GAAP measure, was $1.17 for Q4 2024, compared to $1.03 for Q4 2023.

• GAAP operating income was $60.7 million for Q4 2024, compared to $58.9 million for Q4 2023.

• Adjusted operating income, a non-GAAP measure, was $90.3 million for Q4 2024, compared to $76.8 million for Q4 2023.

• Cash flow from operations was $104.7 million for Q4 2024, compared to $88.4 million for Q4 2023. Days Sales Outstanding was 74 days at December 31, 2024, compared to 69 days at September 30, 2024.

• Cash totaled $266.2 million at December 31, 2024, compared to $215.0 million at September 30, 2024.

• During the three months ended December 31, 2024, the Company repurchased 155,444 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $43.5 million. In January 2025, our Board of Directors raised the Company’s share repurchase authority to an aggregate of $100.0 million of our common stock.

FULL YEAR 2024 FINANCIAL SUMMARY:

•
Consolidated total revenue for the twelve months ended December 31, 2024, was $1,042.4 million, compared to $928.7 million for the twelve months ended December 31, 2023.
o
Cloud subscription revenue was $337.2 million for the twelve months ended December 31, 2024, compared to $254.6 million for the twelve months ended December 31, 2023.

o
License revenue was $15.1 million for the twelve months ended December 31, 2024, compared to $18.2 million for the twelve months ended December 31, 2023.
o
Services revenue was $525.5 million for the twelve months ended December 31, 2024, compared to $487.9 million for the twelve months ended December 31, 2023.
•
GAAP diluted earnings per share for the twelve months ended December 31, 2024, was $3.51, compared to $2.82 for the twelve months ended December 31, 2023.
•
Adjusted diluted earnings per share, a non-GAAP measure, was $4.72 for the twelve months ended December 31, 2024, compared to $3.74 for the twelve months ended December 31, 2023.
•
GAAP operating income was $261.6 million for the twelve months ended December 31, 2024, compared to $209.9 million for the twelve months ended December 31, 2023.
•
Adjusted operating income, a non-GAAP measure, was $361.8 million for the twelve months ended December 31, 2024, compared to $281.5 million for the twelve months ended December 31, 2023.
•
Cash flow from operations was $295.0 million for the twelve months ended December 31, 2024, compared to $246.2 million for the twelve months ended December 31, 2023.
•
During the twelve months ended December 31, 2024, the Company repurchased 986,555 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $241.6 million. In January 2025, our Board of Directors raised the Company’s share repurchase authority to an aggregate of $100.0 million of our common stock.

2025 GUIDANCE

Manhattan Associates provides the following revenue, operating margin and diluted earnings per share guidance for the full year 2025:

	Guidance Range - 2025 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue	$1,060	$1,070	2%	3%

Operating Margin:
GAAP operating margin	22.3%	22.9%
Equity-based compensation	9.5%	9.4%
Unusual health insurance claim(3)	1.0%	1.0%
Restructuring expense(4)	0.2%	0.2%
Adjusted operating margin(1)	33.0%	33.5%

Diluted earnings per share (EPS):
GAAP EPS	$3.05	$3.15	-13%	-10%
Equity-based compensation	1.37	1.37
Excess tax benefit on stock vesting(2)	(0.12)	(0.12)
Unusual health insurance claim(3)	0.12	0.12
Restructuring expense(4)	0.03	0.03
Adjusted EPS(1)	$4.45	$4.55	-6%	-4%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation, expense related to an unusual health insurance claim, restructuring expense, and the related income tax effects, if applicable.
(2) Excess tax benefit on stock vesting expected to occur primarily in the first quarter of 2025.

(3) Adjustment represents expense for an unusual health insurance claim. Based on the uncommonly large magnitude and nature of the claim, we do not believe that this expense reflects our normal operating activities, and we have excluded the amount from adjusted non-GAAP results.

(4) In January 2025, the Company eliminated about 100 positions to align our services capacity with customer demand which has been impacted by short-term macro-economic uncertainty. We expect to record pre-tax restructuring expense in the first quarter of 2025.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below.

Manhattan Associates will make this earnings release and published expectations available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

Manhattan Associates’ conference call regarding its fourth quarter and twelve months ended December 31, 2024 financial results will be held today, January 28, 2025, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software. The Internet webcast will be available until Manhattan Associates’ first quarter 2025 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

Manhattan Associates provides adjusted operating income and margin, adjusted income tax provision, adjusted net income, and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and twelve months ended December 31, 2024.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation and expense related to an unusual health insurance claim – net of income tax effects. They also exclude the tax benefits or deficiencies of vested stock awards caused by differences in the amount deductible for tax purposes from the compensation expense recorded for financial reporting purposes. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a global technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc. Forward-looking statements in this press release include, without limitation, the information set forth under “2025 Guidance” and statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: economic conditions, including inflation; disruption and transformation in the retail sector and our vertical markets; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; risks related to our products’ technology and customer implementations; global instability, including the wars in Ukraine and the Middle East; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$90,330	$71,416	$337,203	$254,612
Software license	5,452	5,239	15,085	18,206
Maintenance	33,568	37,164	138,304	143,936
Services	119,482	119,125	525,517	487,869
Hardware	6,969	5,311	26,243	24,102
Total revenue	255,801	238,255	1,042,352	928,725
Costs and expenses:
Cost of cloud subscriptions, maintenance and services	112,739	106,349	469,659	429,263
Cost of software license	253	384	1,321	1,351
Research and development	32,996	31,327	137,689	126,814
Sales and marketing	20,307	20,212	75,976	74,490
General and administrative	27,187	19,613	89,810	81,174
Depreciation and amortization	1,631	1,505	6,301	5,752
Total costs and expenses	195,113	179,390	780,756	718,844
Operating income	60,688	58,865	261,596	209,881
Other income, net	1,996	867	5,218	3,790
Income before income taxes	62,684	59,732	266,814	213,671
Income tax provision	14,668	10,996	48,450	37,103
Net income	$48,016	$48,736	$218,364	$176,568

Basic earnings per share	$0.79	$0.79	$3.56	$2.86
Diluted earnings per share	$0.77	$0.78	$3.51	$2.82

Weighted average number of shares:
Basic	60,999	61,566	61,303	61,817
Diluted	62,009	62,555	62,183	62,608

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Operating income	$60,688	58,865	$261,596	209,881
Equity-based compensation (a)	22,592	17,973	93,206	71,571
Unusual health insurance claim (c)	7,002	-	7,002	-
Adjusted operating income (Non-GAAP)	$90,282	$76,838	$361,804	$281,452

Income tax provision	$14,668	10,996	$48,450	37,103
Equity-based compensation (a)	3,160	2,496	14,127	10,563
Tax benefit of stock awards vested (b)	57	26	9,120	3,480
Unusual health insurance claim (c)	1,690	-	1,690	-
Adjusted income tax provision (Non-GAAP)	$19,575	$13,518	$73,387	$51,146

Net income	$48,016	$48,736	$218,364	$176,568
Equity-based compensation (a)	19,432	15,477	79,079	61,008
Tax benefit of stock awards vested (b)	(57)	(26)	(9,120)	(3,480)
Unusual health insurance claim (c)	5,312	-	5,312	-
Adjusted net income (Non-GAAP)	$72,703	$64,187	$293,635	$234,096

Diluted EPS	$0.77	$0.78	$3.51	$2.82
Equity-based compensation (a)	0.31	0.25	1.27	0.97
Tax benefit of stock awards vested (b)	-	-	(0.15)	(0.06)
Unusual health insurance claim (c)	0.09	-	0.09	-
Adjusted diluted EPS (Non-GAAP)	$1.17	$1.03	$4.72	$3.74

Fully diluted shares	62,009	62,555	62,183	62,608
a)
Adjusted results exclude all equity-based compensation, as detailed below, to facilitate comparison with our peers and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly because of Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Cost of services	$10,049	$7,234	$41,531	$28,571
Research and development	4,948	3,963	20,760	15,674
Sales and marketing	2,149	1,760	8,444	7,093
General and administrative	5,446	5,016	22,471	20,233
Total equity-based compensation	$22,592	$17,973	$93,206	$71,571

(b)
Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we exclude equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also exclude the related tax benefit (expense) generated upon their vesting.

(c)
Adjustment represents expense for an unusual health insurance claim. Based on the uncommonly large magnitude and nature of the claim, we do not believe that this expense reflects our normal operating activities, and we have excluded the amount from adjusted non-GAAP results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2024	December 31, 2023

ASSETS
Current Assets:
Cash and cash equivalents	$266,230	$270,741
Accounts receivable, net	205,475	181,173
Prepaid expenses and other current assets	31,559	27,276
Total current assets	503,264	479,190

Property and equipment, net	13,971	11,795
Operating lease right-of-use assets	47,923	21,645
Goodwill, net	62,226	62,235
Deferred income taxes	94,505	66,043
Other assets	35,662	32,445
Total assets	$757,551	$673,353

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26,615	$24,508
Accrued compensation and benefits	72,180	73,210
Accrued and other liabilities	22,275	27,374
Deferred revenue	277,970	237,793
Income taxes payable	1,264	3,030
Total current liabilities	400,304	365,915

Operating lease liabilities, long-term	47,794	17,694
Other non-current liabilities	10,327	11,466

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding at December 31, 2024 and December 31, 2023	-	-
Common stock, $.01 par value; 200,000,000 shares authorized; 60,921,191 and 61,566,037 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	609	615
Retained earnings	329,439	304,701
Accumulated other comprehensive loss	(30,922)	(27,038)
Total shareholders' equity	299,126	278,278
Total liabilities and shareholders' equity	$757,551	$673,353

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2024	2023

Operating activities:
Net income	$218,364	$176,568
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,301	5,752
Equity-based compensation	93,206	71,571
(Gain) Loss on disposal of equipment	(133)	57
Deferred income taxes	(28,689)	(28,844)
Unrealized foreign currency loss (gain)	(380)	1,280
Changes in operating assets and liabilities:
Accounts receivable, net	(26,702)	(13,084)
Other assets	(4,157)	(10,925)
Accounts payable, accrued and other liabilities	1,248	18,123
Income taxes	(6,242)	(1,416)
Deferred revenue	42,187	27,136
Net cash provided by operating activities	295,003	246,218

Investing activities:
Purchases of property and equipment	(8,675)	(4,730)
Net cash used in investing activities	(8,675)	(4,730)

Financing activities:
Purchase of common stock	(286,366)	(196,047)
Net cash used in financing activities	(286,366)	(196,047)

Foreign currency impact on cash	(4,473)	(163)

Net change in cash and cash equivalents	(4,511)	45,278
Cash and cash equivalents at beginning of period	270,741	225,463
Cash and cash equivalents at end of period	$266,230	$270,741

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1. GAAP and adjusted earnings per share by quarter are as follows:

	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
GAAP Diluted EPS	$0.62	$0.63	$0.79	$0.78	$2.82	$0.86	$0.85	$1.03	$0.77	$3.51
Adjustments to GAAP:
Equity-based compensation	0.23	0.25	0.26	0.25	0.97	0.30	0.34	0.33	0.31	1.27
Tax benefit of stock awards vested	(0.05)	-	-	-	(0.06)	(0.13)	(0.01)	(0.01)	-	(0.15)
Unusual health insurance claim	-	-	-	-	-	-	-	-	0.09	0.09
Adjusted Diluted EPS	$0.80	$0.88	$1.05	$1.03	$3.74	$1.03	$1.18	$1.35	$1.17	$4.72
Fully Diluted Shares	62,767	62,432	62,310	62,555	62,608	62,493	62,118	61,948	62,009	62,183

2. Revenues and operating income by reportable segment are as follows (in thousands):

	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue:
Americas	$170,759	$179,208	$186,564	$182,664	$719,195	$196,312	$205,955	$205,852	$194,367	$802,486
EMEA	39,658	40,902	41,204	44,874	166,638	46,620	46,918	48,082	48,903	190,523
APAC	10,596	10,906	10,673	10,717	42,892	11,620	12,445	12,747	12,531	49,343
	$221,013	$231,016	$238,441	$238,255	$928,725	$254,552	$265,318	$266,681	$255,801	$1,042,352

GAAP Operating Income:
Americas	$29,647	$32,326	$34,655	$38,530	$135,158	$36,687	$45,300	$49,033	$36,323	$167,343
EMEA	12,793	13,556	14,415	15,959	56,723	15,884	17,195	20,521	18,896	72,496
APAC	4,645	4,601	4,378	4,376	18,000	5,059	5,693	5,536	5,469	21,757
	$47,085	$50,483	$53,448	$58,865	$209,881	$57,630	$68,188	$75,090	$60,688	$261,596

Adjustments (pre-tax):
Americas:
Equity-based comp	$16,640	$17,928	$19,030	$17,973	$71,571	$22,095	$24,666	$23,853	$22,592	$93,206
Unusual health insurance claim	-	-	-	-	-	-	-	-	7,002	7,002
	$16,640	$17,928	$19,030	$17,973	$71,571	$22,095	$24,666	$23,853	$29,594	$100,208

Adjusted non-GAAP Operating Income:
Americas	$46,287	$50,254	$53,685	$56,503	$206,729	$58,782	$69,966	$72,886	$65,917	$267,551
EMEA	12,793	13,556	14,415	15,959	56,723	15,884	17,195	20,521	18,896	72,496
APAC	4,645	4,601	4,378	4,376	18,000	5,059	5,693	5,536	5,469	21,757
	$63,725	$68,411	$72,478	$76,838	$281,452	$79,725	$92,854	$98,943	$90,282	$361,804

3. Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Revenue	$(3,084)	$104	$2,755	$2,341	$2,116	$648	$(531)	$936	$316	$1,369
Costs and expenses	(3,616)	(1,133)	1,033	1,212	(2,504)	176	(673)	211	(227)	(513)
Operating income	532	1,237	1,722	1,129	4,620	472	142	725	543	1,882
Foreign currency gains (losses) in other income	(810)	(516)	387	(527)	(1,466)	(564)	(577)	(331)	519	(953)
	$(278)	$721	$2,109	$602	$3,154	$(92)	$(435)	$394	$1,062	$929

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Operating income	$1,632	$1,222	$728	$267	$3,849	$185	$307	$261	$302	$1,055
Foreign currency gains (losses) in other income	(283)	(31)	812	(105)	393	164	41	284	1,283	1,772
Total impact of changes in the Indian Rupee	$1,349	$1,191	$1,540	$162	$4,242	$349	$348	$545	$1,585	$2,827

4. Other income includes the following components (in thousands):

	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Interest income	$969	$1,555	$1,371	$1,409	$5,304	$1,414	$1,503	$1,636	$1,476	$6,029
Foreign currency gains (losses)	(810)	(516)	387	(527)	(1,466)	(564)	(577)	(331)	519	(953)
Other non-operating income (expense)	(16)	2	(19)	(15)	(48)	146	(12)	7	1	142
Total other income	$143	$1,041	$1,739	$867	$3,790	$996	$914	$1,312	$1,996	$5,218

5. Capital expenditures are as follows (in thousands):

	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Capital expenditures	$666	$1,009	$1,086	$1,969	$4,730	$2,321	$2,217	$1,009	$3,128	$8,675

6. Stock Repurchase Activity (in thousands):

	2023					2024
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year
Shares purchased under publicly-announced buy-back program	515	381	128	-	1,024	294	343	194	156	987
Shares withheld for taxes due upon vesting of restricted stock	208	4	8	2	222	165	3	8	2	178
Total shares purchased	723	385	136	2	1,246	459	346	202	158	1,165

Total cash paid for shares purchased under publicly-announced buy-back program	$74,177	$66,769	$25,072	$0	$166,018	$73,411	$74,999	$49,687	$43,539	$241,636
Total cash paid for shares withheld for taxes due upon vesting of restricted stock	27,511	658	1,529	331	30,029	40,423	713	1,917	569	43,622
Total cash paid for excise tax	-	-	-	-	-	-	-	-	1,108	1,108
Total cash paid for shares repurchased	$101,688	$67,427	$26,601	$331	$196,047	$113,834	$75,712	$51,604	$45,216	$286,366

7. Remaining Performance Obligations

We disclose revenue we expect to recognize from our remaining performance obligations ("RPO"). Over 98% of our RPO represents cloud native subscriptions with non-cancelable terms greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Maintenance contracts are typically one year and not included in the RPO. Our RPO as of the end of each period appears below (in thousands):

	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Remaining Performance Obligations	$1,153,404	$1,238,672	$1,324,861	$1,427,854	$1,516,430	$1,601,531	$1,686,421	$1,780,400

For the quarter ending December 31, 2024, foreign exchange movements adversely impacted RPO by approximately $33 million compared to the quarter ending September 30, 2024.